EXHIBIT 10.1

SUBLEASE AGREEMENT

This Sublease Agreement ("Sublease") is made and entered into as of the 31st day of December, 2008, by and between AON CORPORATION, a Delaware corporation ("Sublandlord") and FEDERAL HOME LOAN BANK OF CHICAGO, a corporation organized under the laws of the United States of America ("Subtenant").

WHEREAS, WELLS REIT - CHICAGO CENTER OWNER, LLC, a Delaware limited liability company ("Overlandlord"), successor-in-interest to Wells REIT - Chicago Center, Chicago, LLC, successor-in-interest to BRE/Randolph Drive, L.L.C., and BP CORPORATION NORTH AMERICA INC. ("Landlord"), f/k/a BP Amoco Corporation, f/k/a Amoco Corporation, entered into that certain Office Lease dated December 11, 1998, as amended by that certain First Amendment to Office Lease dated July 30, 1999, and by that certain Second Amendment to Office Lease dated December 1, 2002, and by that certain Third Lease Amendment dated March 22, 2007 (collectively, the "Master Lease") whereby Overlandlord leased to Landlord certain space consisting of approximately 783,236 rentable square feet (the "Master Premises") of the building located at 200 East Randolph, Chicago, Illinois (the "Building"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. A copy of the Master Lease is attached hereto as Exhibit A.

WHEREAS, Landlord and Sublandlord entered into that certain Sublease dated July 30, 1999 (the "Lease") whereby Landlord subleased to Sublandlord a 527,083 rentable square feet portion of the Master Premises upon the terms and conditions contained in the Lease. A copy of the Lease is attached hereto as Exhibit B and except as otherwise provided herein made a part hereof. All capitalized terms used herein shall have the same meaning ascribed to them in the Lease unless otherwise defined herein.

WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises consisting of the entire 17th and 18th floors of the Building (the "Sublease Premises"), as shown on the demising plan attached hereto as Exhibit C and made a part hereof, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

    Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contain 61,702 rentable square feet), upon and subject to the terms, covenants and conditions hereinafter set forth. Sublandlord further confers on Subtenant, and Subtenant accepts from Sublandlord, a non-exclusive right and license (in common with Sublandlord and the other subtenants of Sublandlord, if any) to use the common areas of the Building for ingress and egress, subject to the terms and conditions of the Master Lease, the Lease and this Sublease.

    Lease Term. The term of this Sublease ("Term") shall commence on June 1, 2009 (the "Sublease Commencement Date") and end on December 10, 2013 (the "Sublease Expiration Date").

    Use. The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with Section 6 of the Lease and for no other purpose.

    Subrental.

      Beginning with the Sublease Commencement Date and thereafter during the Term and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord the following monthly installments of base rent ("Base Rental"):

Period	Rate (per rsf)	Annual Base Rental	Monthly Base Rental
Sublease Commencement Date - 5/31/10	$23.00	$1,419,146.04	$118,262.17
6/1/10 - 5/31/11	$23.69	$1,461,720.36	$121,810.03
6/1/11 - 5/31/12	$24.40	$1,505,528.76	$125,460.73
6/1/12 - 5/31/13	$25.13	$1,550,571.24	$129,214.27
6/1/13 - 12/10/13	$25.89	$1,597,464.84	$133,122.07

      Base Rental and additional rent (as described in Sections 4(c) and (d) below) (including without limitation, late fees) shall hereinafter be collectively referred to as "Rent."

      Prorations. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

      Expenses and Taxes. Beginning with the expiration of calendar year 2009 ("Base Year") and thereafter during the Term of this Sublease, Subtenant shall pay as additional rent in advance on the first day of each month to Sublandlord for this subletting an amount equal to 2.526% ("Subtenant's Taxes Proportionate Share") of the excess of the Taxes (as defined under the Master Lease) over the total amount of Taxes during the Base Year, and 2.646% ("Subtenant's Expenses Proportionate Share") of the excess of the Expenses (as defined under the Master Lease) over the total amount of Expenses during the Base Year. Sublandlord and Subtenant agree that, except as otherwise expressly set forth in this Sublease, Subtenant's Taxes Proportionate Share and Subtenant's Expenses Proportionate Share shall be paid by Subtenant to Sublandlord under this Sublease in the same manner as Sublandlord's payment of Additional Rent to Landlord under the Lease. In the event that Sublandlord receives a refund or credit from Landlord in connection with Sublandlord's payment of Additional Rent as to which Subtenant paid either Subtenant's Taxes Proportionate Share or Subtenant's Expenses Proportionate Share, Sublandlord shall promptly pay to Subtenant the portion of such payment or credit reasonably allocable to Subtenant net of the portion of Sublandlord's reasonable costs associated with securing such refund that are reasonably allocable (given the portion of the payment or credit due Subtenant) to Subtenant.

      Other Services. Beginning with the Sublease Commencement Date and continuing through the Sublease Expiration Date, Subtenant shall be responsible for paying any and all costs, fees, charges and expenses which arise out of or are attributable to Subtenant's use, possession and/or occupancy of the Sublease Premises. Without limiting the generality of the foregoing, Subtenant shall be responsible for paying (i) the cost of all services and utilities used by Subtenant that are separately metered or separately billed (including, without limitation, all gas, electricity, light, heat, power, water, telephone, and other utilities and services), (ii) the costs and expenses of any and all utilities which are provided with respect to the Sublease Premises or are otherwise used by Subtenant, but which are not separately metered or separately billed (which costs and expenses shall be paid by Subtenant based on an equitable apportionment (as reasonably determined by Sublandlord) of such costs and expenses among Subtenant and any other persons or entities which use such utilities or to whom such utilities are provided), and (iii) any and all costs and expenses (excluding, however, those that are included in the Expenses with respect to which Subtenant is required to pay Subtenant's Expenses Proportionate Share as provided hereinabove) connected with or arising out of any and all services, accommodations, facilities and utilities (collectively, the "Services") which are used by Subtenant (including, without limitation, the costs of any supplemental air conditioning units or cooling equipment or any services set forth in Section 7(a)(ii) of the Master Lease), which costs shall (to the extent the same are not separately metered) be paid by Subtenant based on an equitable apportionment of such costs and expenses among Subtenant and any other persons or entities which use the Services, or to whom the Services are provided or required to be provided. Any and all such costs, fees, charges and expenses due or payable by Subtenant pursuant to this Paragraph shall be paid by Subtenant (x) at least two (2) business days prior to the date that the same become due, in the case of any costs, fees, charges and expenses which are due or payable under, or are required to be paid pursuant to, the Lease or the Master Lease, or (y) prior to the date that the same become due, in the case of costs, fees, charges and expenses other than those described in clause (x) above; provided that such payment by Subtenant shall be due no earlier that fifteen (15) business days after Subtenant receives an invoice therefor. To the extent that Subtenant is billed directly by a person or entity which provides the Services for which Subtenant is responsible for paying under this Paragraph, Subtenant shall make payments for the Services directly to such person or entity. To the extent that Subtenant is not billed directly by a person or entity which provides the Services for which Subtenant is responsible for paying under this Paragraph, Subtenant shall make such payments to Sublandlord. Sublandlord acknowledges that Subtenant shall, at Subtenant's expense and subject to the terms of this Sublease, install separate electric meters for the Sublease Premises.

      Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term. All of said Rent is to be paid to Sublandlord at Aon Service Corp (ASC)/LaSalle Partners, PO Box 93861, Chicago, IL 60673-3861, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Lease is to be paid to Sublandlord within fifteen (15) business days after invoice for same, unless a different time for payment is elsewhere stated herein. Sublandlord shall promptly provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord in connection with the Lease and from Overlandlord in connection with the Master Lease.

      Late Charge. Subtenant shall pay to Sublandlord an administrative charge at the then-current "prime lending rate" as published from time to time in The Wall Street Journal, or any successor, plus two percent (2%) ("Interest Rate") on all amounts of Rent hereunder not paid within five (5) business days after Subtenant's receipt of written notice that the same are overdue, such charge to accrue from the date upon which such amount was due until paid.

      Abatement under the Lease. Notwithstanding anything to the contrary contained herein, if Sublandlord's obligation to pay rent under the Lease with respect to the Sublease Premises is abated due to the occurrence of casualty, condemnation or interruption in services, then Subtenant's obligation to pay Rent under this Sublease shall also be abated.

    Rent Abatement. For the period beginning on the Sublease Commencement Date and ending July 31, 2011, Subtenant shall be entitled to an abatement of Base Rental, Subtenant's Taxes Proportionate Share of Taxes and Subtenant's Expenses Proportionate Share of Expenses.

    Furniture. Upon the execution of this Sublease, Sublandlord agrees to sell to Subtenant and Subtenant agrees to purchase from Sublandlord that certain personal property, equipment, and business and trade fixtures presently located within the Sublease Premises (the "Furniture") as described on Exhibit D attached hereto and incorporated herein in consideration of the sum of Ten Dollars ($10.00). Sublandlord shall deliver to Subtenant a bill of sale in the form of Exhibit E attached hereto conveying the Furniture to Subtenant concurrently with Sublandlord's execution and delivery of this Sublease. The Furniture shall be delivered to Subtenant in its "as is, where is, with all faults, if any" condition without any warranties, express or implied regarding their physical condition, capacity, quality, value, workmanship, operating capability or performance, compliance with applicable laws, or their fitness or suitability for Subtenant's purposes (but with a warranty by Sublandlord that as of the date of such delivery, Sublandlord has good title to and the right and authority to so deliver the Furniture).

    Early Access. Sublandlord shall deliver exclusive possession of the Sublease Premises to Subtenant in "broom clean" condition, free of all personal property (other than the Furniture) on February 1, 2009 for purposes of moving into and constructing improvements to the Sublease Premises; provided, however, such early access to the Sublease Premises by Subtenant shall be subject to all of the terms and conditions of this Sublease, except that Subtenant during that time shall have no obligation to make payment of Base Rental, Subtenant's Taxes Proportionate Share of Taxes, Subtenant's Expenses Proportionate Share of Expenses. Sublandlord shall cooperate with and assist Subtenant in separately demising the currently existing ADT security system serving the Master Premises for use in the Sublease Premises. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord represents to Subtenant that, to the best of Sublandlord's knowledge, the plumbing, fire suppression, lighting, heating, ventilation and air conditioning system and electrical systems in and serving the Sublease Premises are in good operating condition on the date of this Sublease and shall be in good operating condition on the date possession of the Sublease Premises is delivered to Subtenant. If Sublandlord fails to deliver exclusive possession of the Sublease Premises to Subtenant in the condition required above by February 1, 2009, then the Sublease Commencement Date shall be delayed one day for each day after February 1, 2009 that Sublandlord delays in delivering such exclusive possession of the Subleased Premises to Subtenant.

    Incorporation of Terms of Lease.

      This Sublease is subject and subordinate to the Lease. Subject to the modifications set forth in this Sublease, the terms of the Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Lease and is familiar with the terms and conditions thereof.

      For the purposes of incorporation herein, the terms of the Lease are subject to the following additional modifications:

        In all provisions of the Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed) and Landlord. Sublandlord agrees to assist (at no cost to Sublandlord) in Subtenant's efforts to obtain such approvals and consents of Landlord.

        In all provisions of the Lease requiring Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord, acting reasonably and in good faith, shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

        Sublandlord shall not be responsible for satisfying Landlord's obligation to provide insurance under Section 12 of the Lease and Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

        Sublandlord shall have no responsibility for any of Landlord's obligations to maintain structural components of the Building or operating systems or common areas of the Building.

        Except as may otherwise be provided herein, Sublandlord shall not be deemed or construed in any way to indemnify Subtenant for any breach of the Lease or other actions or omissions of Landlord.

        Subtenant shall not have any right to audit any financial statement of Landlord or Sublandlord.

        Subtenant shall not have any right to display any signage inside (except for within the Sublease Premises) or on the exterior of the Building;

        Subtenant shall not have any right to the use of any parking spaces, provided that Subtenant can make any direct arrangements regarding parking with Overlandlord and Landlord.

    Subtenant and Sublandlord Obligations.

      Subtenant covenants and agrees that all obligations of Sublandlord under the Lease and arising during the Term shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall have no obligation to cure any failure of Sublandlord to perform any of its obligations under the Lease which obligations were due to be performed prior to the Sublease Commencement Date. Subtenant shall indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable and documented attorneys' fees) incurred by reason of any breach or default of the Lease or this Sublease on the part of Subtenant, and all claims, damages, losses, expenses and liabilities (including reasonable and documented attorneys' fees) in connection with, arising out of, or resulting from damages or injuries to persons or property in or about the Sublease Premises during the Term, except to the extent such damage or injuries were caused by the negligence or willful misconduct of Sublandlord or its agents, employees or contractors. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease, the Lease or the Master Lease.

      Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided to Sublandlord under the Lease. Subtenant shall look solely to Overlandlord for all such services, and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Overlandlord's default under the Master Lease or Landlord's default under the Lease. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall use diligent, good faith efforts to cause Landlord to cause Overlandlord to perform the services and repairs required of Overlandlord under the Master Lease with respect to the Sublease Premises for the benefit of Subtenant. Such diligent, good faith efforts shall include, without limitation: (a) upon Subtenant's written request, immediately notify Landlord of the nonperformance and request that Landlord request that Overlandlord perform its obligations under the Master Lease and (b) permitting Subtenant to commence a legal action upon Sublandlord's consent (which consent shall not be unreasonably withheld) in Sublandlord's name to obtain the performance required; provided, however, that Subtenant shall pay all costs and expenses incurred in connection therewith and Subtenant shall indemnify and hold Sublandlord harmless against all reasonable costs and expenses incurred by Sublandlord in connection therewith. Any condition resulting from a default by Overlandlord or Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Lease. Sublandlord shall indemnify Subtenant, and hold it harmless from and against any and all claims, damages, losses, expenses and liabilities (including reasonable and documented attorneys' fees) incurred by reason of any breach or default of the Lease or this Sublease on the part of Sublandlord, and all claims, damages (other than consequential and punitive damages), losses, expenses and liabilities (including reasonable and documented attorneys' fees) in connection with, arising out of, or resulting from damages or injuries to persons or property or in about the Sublease Premises during the Term and caused by the negligence or willful misconduct of Sublandlord or its agents, employees or contractors. Sublandlord shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease, the Lease or the Master Lease. So long as this Sublease is in full force and effect, Sublandlord covenants and agrees that Sublandlord will not, without the prior written consent of Subtenant (which consent Subtenant may withhold in its sole and absolute discretion) either (a) enter into any amendment, modification or other agreement to the Lease which adversely affects any material rights or obligations of Subtenant under this Sublease or (b) exercise any termination or cancellation rights under the Lease with respect to the Sublease Premises. The immediately preceding sentence shall not affect Sublandlord's right, without obtaining Subtenant's consent, to agree to any modification to or amendment of the Lease in a manner which does not adversely affect any material rights or obligations of Subtenant under this Sublease or to exercise any termination or cancellation rights under the Lease which do not affect the Sublease Premises. Sublandlord covenants and agrees with Subtenant that, so long as this Sublease is in full force and effect, Sublandlord shall make all payments of rent to Landlord due under the Lease and to comply with all other provisions of the Lease with respect to the Sublease Premises (except to the extent Subtenant assumes the obligations hereunder). Whenever notice is given or received pursuant to the Lease by Landlord or Sublandlord which has relevance to the Sublease Premises, Sublandlord agrees to promptly provide a copy of such notice to Subtenant.

    Default by Subtenant.

      The following shall constitute an "Event of Default" hereunder:

        Subtenant fails to pay any installment of Base Rental or Subtenant's Taxes Proportionate Share of Taxes or Subtenant's Expenses Proportionate Share of Expenses within five (5) business days after receipt of notice from Sublandlord that the same is overdue or fails to pay any other amount due from Subtenant hereunder within ten (10) business days after receipt of notice from Sublandlord that the same is overdue; or

        Subtenant fails to perform or observe any other material covenant or agreement set forth in this Sublease and such failure continues for thirty (30) days after notice thereof from Sublandlord to Subtenant, provided that if such failure to perform or observe cannot be reasonably be cured within such thirty (30) day period, then, so long as Subtenant commences to so perform or observe within such thirty (30) day period and diligently prosecutes the same to completion, such thirty (30) day period shall be extended for such time as may be reasonably necessary.

        Upon an Event of Default, Sublandlord may exercise, without limitation of any other rights and remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Lease in the event of a default by Sublandlord thereunder.

      In the event Subtenant fails or refuses to make any payment or perform any material covenant or agreement to be performed hereunder by Subtenant, and does not cure same within any applicable notice and cure period provided above, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, reasonable amounts so paid and amounts expended in undertaking such performance, together with all reasonable costs, expenses and attorneys' fees incurred by Sublandlord in connection therewith and interest thereon at the Interest Rate shall be additional rent hereunder. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord, provided that the foregoing time period shall not commence until Subtenant has actually received a copy of any such notice or demand for performance.

    Notices. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Lease and each notice Sublandlord receives relating to the Sublease Premises or to Subtenant. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord concerning a default under the Lease. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received.

    Notices to Sublandlord shall be sent to the attention of:

    Aon Corporation
    200 East Randolph Street
    Chicago, Illinois 60601
    Attn: General Counsel

    with a copy to:

    Aon Service Corporation

    200 East Randolph Street, 6th floor
    Chicago, Illinois 60601

    Attn: Corporate Real Estate

    and with a copy to:

    Jones Lang LaSalle Americas, Inc.
    525 William Penn Place
    3 Mellon Center, 20th Floor
    Pittsburgh, PA 15259-0001

    Prior to June 1, 2009, notices to Subtenant shall be sent to the attention of:

    Federal Home Loan Bank of Chicago
    111 East Wacker Drive
    Suite 800
    Chicago, IL 60601
    Attention: General Counsel

    With a copy to:

    Federal Home Loan Bank of Chicago
    111 East Wacker Drive
    Suite 800
    Chicago, IL 60601
    Attention: Mary Jane Brown

    From and after June 1, 2009, notices to Subtenant shall be sent to the attention of:

    Federal Home Loan Bank of Chicago
    200 East Randolph Drive
    Chicago, IL 60606
    Attention: General Counsel

    With a copy to:

    Federal Home Loan Bank of Chicago
    200 East Randolph Drive
    Chicago, IL 60606
    Attention: Mary Jane Brown

    Broker. Sublandlord and Subtenant represent and warrant to each other that, with the exception of Jones Lang LaSalle Americas, Inc. and Studley, Inc. ("Brokers"), no brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay the commission of the Brokers pursuant to a separate agreement. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

    Condition of Premises. Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" and that, except as expressly set forth herein, Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy, except as expressly set forth herein. Without limiting the generality of the effect of the foregoing and notwithstanding anything else contained in this Sublease to the contrary, Sublandlord shall not be deemed or construed to have made the representations and warranties, if any, of Landlord under the Lease with respect to the condition of the Sublease Premises. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Lease or as are otherwise consented to by Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed) and Landlord.

    Consent to Sublease; Non-Disturbance Agreement; New Lease. Sublandlord and Subtenant acknowledge that Section 14 of the Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease, and Section 13 of the Master Lease requires Landlord to obtain the written consent of Overlandlord to this Sublease. Sublandlord shall solicit Landlord's and Overlandlord's consent to this Sublease prior to the execution and delivery of this Sublease by Sublandlord and Subtenant. Sublandlord further acknowledges that Subtenant will not be bound by this Sublease unless (a) Landlord enters into an agreement with Sublandlord and Subtenant, in the form of Exhibit F attached hereto, pursuant to which Landlord consents to this Sublease (the "Consent Agreement") and (b) Overlandlord and Subtenant enter into a lease for the Sublease Premises for a term commencing after the expiration of this Sublease (the "New Lease"). In the event that, as of January 14, 2009, either (i) Landlord's and Overlandlord's written consent to this Sublease has not been obtained or (ii) Landlord, Sublandlord and Subtenant have not entered into the Consent Agreement, or (iii) Overlandlord and Subtenant have not entered into the New Lease, then this Sublease may be terminated by either party hereto upon notice to the other delivered prior to the obtaining of Overlandlord's and Landlord's consent, Landlord, Sublandlord and Subtenant entering into the Consent Agreement, and Overlandlord and Subtenant entering into the New Lease, and upon such termination neither party hereto shall have any further rights against or obligations to the other party hereto.

    Termination of the Lease. If for any reason the term of the Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and (a) Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been effectuated by or with the cooperation of Sublandlord in violation of the terms of this Sublease or shall have been caused by the default of Sublandlord under the Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder, and (b) Subtenant shall not be liable to Sublandlord by reason thereof unless said termination shall have been caused by the default of Subtenant under this Sublease.

    Assignment and Subletting.

      Independent of and in addition to any provisions of the Lease, including without limitation the obligation to obtain Landlord's consent to any assignment or sublease, it is understood and agreed that Subtenant shall have the right to assign this Sublease or any interest therein, to sublet the Sublease Premises or any portion thereof or any right or privilege appurtenant thereto, and to suffer or permit any other person (other than agents, servants or associates of the Subtenant) to occupy or use the Sublease Premises, only upon the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, and of Landlord. Any assignment or sublease by Subtenant without Sublandlord's prior written consent shall be void.

      Subtenant shall advise Sublandlord by notice of (i) Subtenant's intent to assign this Sublease or sublet the Sublease Premises, (ii) the name of the proposed assignee or sublessee and evidence reasonably satisfactory to Sublandlord that such proposed assignee or sublessee is comparable in reputation, stature and financial condition to tenants then leasing comparable space in comparable buildings, and (iii) the terms of the proposed assignment or sublease. Sublandlord shall, within ten (10) business days of receipt of such notice, and any additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

        Consent to such proposed assignment or sublease; or

        Refuse such consent, which refusal shall be on reasonable grounds.

      In the event that Sublandlord shall consent to an assignment or sublease under the provisions of this Section 16, Subtenant shall pay Sublandlord's reasonable processing costs and reasonable attorneys' fees incurred in giving such consent. Notwithstanding any permitted assignment or sublease, Subtenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Subtenant under the Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sublease.

      Notwithstanding anything to the contrary contained herein, Subtenant shall have the right to assign this Sublease or to sublease all or any portion of the Sublease Premises without the consent of Sublandlord (but only after having obtained the consent of Landlord, if such consent is required under the terms of the Lease) to any entity controlling, controlled by or under common control with Subtenant and to any entity acquiring all or substantially all of Subtenant's assets or any entity in which or with which Subtenant is merged or consolidated ("Permitted Transfers").

      Notwithstanding anything to the contrary contained herein and in addition to Subtenant's right to assign this Sublease and sublet the Sublease Premises pursuant to Permitted Transfers as provided above, Sublandlord agrees that Subtenant may permit portions of the Sublease Premises to be used by any persons or entities with whom Subtenant regularly conducts business, including without limitation, business consultants and regulators ("Approved Users") without separate prior written consent of Sublandlord, provided that (i) Subtenant does not separately demise the space used by the Approved Users, (ii) the Approved Users and Subtenant shall use common entryways to the Sublease Premises as well as certain shared central services, such as reception, photocopying and the like; and (iii) the Approved Users operate their business in the Sublease Premises for the use permitted under this Sublease and for no other purpose. If any Approved Users occupy any portion of the Sublease Premises as described herein, it is agreed that (1) the Approved Users must comply with all provisions of this Sublease; (2) all notices required of Sublandlord under this Sublease shall be sent only to Subtenant in accordance with the terms of this Sublease, and in no event shall Sublandlord be required to send any notices to any Approved Users; (3) in no event shall any such occupancy or use by the Approved Users release or relieve Subtenant from any of its obligations under this Sublease; and (4) the Approved Users and their employees, contractors and invitees visiting or occupying space in the Sublease Premises shall be deemed employees of Subtenant for purposes of Subtenant's indemnification obligations of this Sublease. The occupancy of any portion of the Sublease Premises by the Approved Users shall not be deemed to create a landlord and tenant relationship between Sublandlord and the Approved Users, and, in all instances, Subtenant shall be considered the sole tenant under this Sublease.

    Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Lease with respect to the Sublease Premises. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

    Waiver of Subrogation. To the extent permitted by law, and without affecting the coverage provided by insurance to be maintained hereunder, Sublandlord and Subtenant each waive any right to recover against the other for (i) damages for injury to or death of persons; (ii) damages to property; (iii) damages to the Premises or any part thereof; and (iv) claims arising by reason of the foregoing due to hazards covered by insurance, to the extent of proceeds recovered therefrom. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by each party pursuant to this Sublease shall include, without limitation, a waiver or subrogation by the carrier which conforms to the provisions of this paragraph.

    Quiet Enjoyment. Subtenant shall peacefully have, hold and enjoy the Sublease Premises subject to the terms and conditions of this Sublease, provided that there is not an event of default by Subtenant. Sublandlord shall fully perform all of its obligations under the Lease to the extent Subtenant has not expressly agreed to perform such obligations under this Sublease. In the event, however, that Sublandlord defaults in the performance or observance of any of Sublandlord's remaining obligations under the Lease or fails to perform Sublandlord's stated obligations under this Sublease or to enforce, for Subtenant's benefit, Landlord's obligations under the Lease, then Subtenant shall be entitled, following the expiration of any applicable cure period, to cure such default and promptly collect from Sublandlord, Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs), or, at Subtenant's option, to offset such reasonable expenses against future payments of rent due under this Sublease.

    Sublandlord's Warranties and Representations. Sublandlord warrants and represents to Subtenant that the Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease, that there are no defaults thereunder by Sublandlord or Landlord or facts which, with the giving of notice, or passage of time or both could ripen into a default thereunder, there have been no further amendments to the Lease except as referenced herein and attached hereto, and that there are no other agreements or understandings between Sublandlord and Landlord with respect to the Sublease Premises.

    Estoppel Certificates.

      Sublandlord shall, within fifteen (15) business days following written request therefor by Subtenant, execute and deliver to Subtenant a certificate stating that (i) the Sublease is unmodified and in full force and effect or, if modified, stating the nature of such modification; (ii) the date to which Base Rental is paid in advance, if any, and (iii) acknowledging that it is not in default and that there are not, to the best of its knowledge, any uncured defaults on the part of the other party, or if there are uncured defaults, stating the nature of such uncured defaults. Such certificate may be relied upon by Subtenant, its lenders, successors, assigns and subtenants.

      Subtenant shall, within fifteen (15) business days following written request therefor by Sublandlord, execute and deliver to Sublandlord a certificate stating that (i) the Sublease is unmodified and in full force and effect or, if modified, stating the nature of such modification; (ii) the date to which Base Rental is paid in advance, if any, and (iii) acknowledging that it is not in default and that there are not, to the best of its knowledge, any uncured defaults on the part of the other party, or if there are uncured defaults, stating the nature of such uncured defaults. Such certificate may be relied upon by Sublandlord, its lenders, successors, assigns and subtenants.

    Subtenant's Liability. In no event shall any personal liability be asserted against Subtenant's members, partners, shareholders, officers, directors, agents or employees in connection with this Sublease nor shall any recourse be had to any property or assets of Subtenant's members, partners, shareholders, officers, directors, agents or employees. In no event shall Subtenant be liable for consequential or punitive damages as a result of a breach or default under or otherwise in connection with this Sublease.

[Signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD:

AON CORPORATION, a Delaware corporation

By: /s/ Richard E. Barry

Name: Richard E. Barry

Its: Vice President

SUBTENANT:

FEDERAL HOME LOAN BANK OF CHICAGO, a corporation organized under the laws of the United States of America

By: /s/ Matthew R. Feldman

Name: Matthew R. Feldman

Its: President and CEO

EXHIBIT A

COPY OF MASTER LEASE

(See Attached)

EXHIBIT B

COPY OF LEASE

(See Attached)

EXHIBIT C

DEMISING PLAN

[Floor Plan omitted in copy attached to this Form 8-K]

EXHIBIT D

FURNITURE
17th floor

124 8X8 Haworth Premise Cubicles
142 Haworth Improv Task Chairs
18 Haworth Places Private Offices	(modular with P-top, return, credenza (3) overheads, tackboards, file cabinets, peds.)
36 Haworth Composite Guest Chairs
5 Conference Rooms/chairs/credenza
8 Lounge Chairs
File Cabinets:	(70) 4-high 36"W
(6) 4-high 30"W
(11) 5-high 36"W
(4) 5-high 30"W
(6) 5-high 48"W

18th floor

124 8X8 Haworth Premise Cubicles
146 Haworth Improv Task Chairs
22 Private Offices Haworth Places	(modular with P-top, return, credenza, (3) overheads, tackboards, file cabinets, peds)
44 Haworth Composite Guest Chairs
4 Conference Rooms/Chairs/credenza
8 Lounge Chairs
File Cabinets:	(70) 4-high 36"W
(6) 4-high 30"W
(11) 5-high 36"W
(4) 5-high 30"W
(6) 5-high 48"W

EXHIBIT E

FORM OF BILL OF SALE

AON CORPORATION, a Delaware corporation ("Seller") in consideration of Ten Dollars ($10.00), receipt of which is hereby acknowledged, does hereby convey to FEDERAL HOME LOAN BANK OF CHICAGO, a corporation organized under the laws of the United States of America ("Purchaser") all of Seller's right, title and interest in the following described personal property, to-wit:

The furniture, fixtures and equipment identified on Schedule 1 to this Bill of Sale and currently located 17th and 18th floors of the building located at 200 East Randolph Drive, Chicago, Illinois.

ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this ____ day of __________, 2008.

AON CORPORATION, a Delaware corporation By: Name: Title:

SCHEDULE 1

BILL OF SALE
17th floor

124 8X8 Haworth Premise Cubicles
142 Haworth Improv Task Chairs
18 Haworth Places Private Offices	(modular with P-top, return, credenza (3) overheads, tackboards, file cabinets, peds.)
36 Haworth Composite Guest Chairs
5 Conference Rooms/chairs/credenza
8 Lounge Chairs
File Cabinets:	(70) 4-high 36"W
(6) 4-high 30"W
(11) 5-high 36"W
(4) 5-high 30"W
(6) 5-high 48"W

18th floor

124 8X8 Haworth Premise Cubicles
146 Haworth Improv Task Chairs
22 Private Offices Haworth Places	(modular with P-top, return, credenza, (3) overheads, tackboards, file cabinets, peds)
44 Haworth Composite Guest Chairs
4 Conference Rooms/Chairs/credenza
8 Lounge Chairs
File Cabinets:	(70) 4-high 36"W
(6) 4-high 30"W
(11) 5-high 36"W
(4) 5-high 30"W
(6) 5-high 48"W

EXHIBIT F

CONSENT AGREEMENT

(See Attached)